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                                                                 EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION


         AGREEMENT AND PLAN OF REORGANIZATION, dated as of November 8, 1995, by and among BEVERAGE WORKS, INC., a California corporation ("BrewCo"), HERITAGE BREWING COMPANY, INC., a California corporation ("Heritage") (BrewCo and Heritage being hereinafter collectively referred to as the "Constituent Corporations") and the persons whose signatures appear on the signature page of this Plan of Reorganization ("Selling Shareholders").


                                    RECITALS


A. The Boards of Directors of BrewCo and Heritage have approved the acquisition of up to 388,020 shares of Heritage, which are all of the outstanding shares of Heritage, by BrewCo for up to 150,000 shares of its common stock.

B. For federal income tax purposes, it is intended that the stock-for-stock exchange shall qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

C. Each of the parties to this Agreement desires to make certain representations, warranties and agreements in connection with the exchange and also to prescribe various conditions thereto.


                                    AGREEMENT

         THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                               EXCHANGE OF SHARES

1.1. RATIO OF EXCHANGE. Pursuant to this Agreement, each issued and outstanding share of common stock of Heritage ("Heritage Common Stock") shall be exchanged, and become exchangeable, for 0.3866 shares of validly issued, fully paid and nonassessable common stock, without par value, of BrewCo ("BrewCo Common Stock").
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1.2      EXCHANGE OF COMPANY CAPITAL STOCK CERTIFICATES.

         a. On or prior to the Closing Date, BrewCo shall deposit with the Closing Agent the certificates representing shares of BrewCo Common Stock required to effect the exchange referred to in Section 1.2.c.

         b. On or prior to the Closing Date, each holder of a certificate which immediately prior to the Closing Date represented outstanding shares of Heritage Common Stock, shall deposit with the Closing Agent the certificates representing shares of Heritage Common Stock required to effect the exchange referred to in
Section 1.2.c.

         c. Selling Shareholders shall be entitled to receive a certificate or certificates representing the number of shares of BrewCo Common Stock into which such holder's shares of Heritage Common Stock were converted pursuant to Section
1.1. BrewCo shall be entitled to receive the certificates representing the number of shares of Heritage Common Stock, in the ratio specified in Section 1.1.

1.3 CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of BrewCo's counsel, Hecht, Margolin & Steckman, P.C., 60 East 42nd Street, Suite 5101, New York, New York 10165 (the "Closing Agent") at 10:00 AM, local time, on November 22, 1995, or at such other time and place and on such other date as BrewCo and Heritage shall agree (the "Closing Date").

1.4 MINIMUM NUMBER OF OUTSTANDING SHARES. This Agreement shall not become effective unless Selling Shareholders holding at least ninety percent (90%) of the outstanding stock of Heritage enter into this Agreement.


                                   ARTICLE II

                               FURTHER AGREEMENTS

2.1 EMPLOYMENT AGREEMENT. Prior to or at the Closing, BrewCo and John Stoner and Mark Mericle shall execute employment agreements (the "Employment Agreements"). The Employment Agreements shall be substantially in the form attached as Exhibit A hereto, with such additional terms and conditions as may be mutually agreed to by the various parties thereto.

2.2 CONTINUITY OF INTEREST AGREEMENT. On the date hereof, Controlling Shareholders (as that term is defined in the Continuity


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of Interest Agreement) and BrewCo shall execute a continuity of interest agreement ("Continuity of Interest Agreement") substantially in the form attached as Exhibit B hereto.

2.3 CALL OPTION AGREEMENT. Prior to or at the Closing, BrewCo shall grant a call option to Heritage's Shareholders ("Call Option") substantially in the form attached as Exhibit C hereto.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

3.1 GENERAL STATEMENT. The parties make the representations and warranties to each other which are set forth in this Article III. The survival of all such representations and warranties shall be in accordance with Section 7.1 hereof.

3.2 REPRESENTATIONS AND WARRANTIES OF BREWCO. BrewCo represents and warrants to Heritage, as of the date hereof and as of the Closing Date, as follows:

         a.   BrewCo is a California corporation in good standing.

         b.   BrewCo is authorized to execute this Agreement.

         c. No governmental consent is required for BrewCo to execute this Agreement.

3.3 REPRESENTATIONS AND WARRANTIES OF HERITAGE. Heritage represents and warrants to BrewCo as of the date hereof and at the Closing Date, except as disclosed in Schedule A annexed hereto, as follows:

         a.   Heritage is a California corporation in good standing.

         b. Heritage is registered to do business in all jurisdictions required to operate its business.

         c. Heritage's authorized and issued capital stock is 388,020 common shares, no par value, and that Heritage has no other equity securities issued or outstanding or required to be issued.

         d. No governmental consent is required for Heritage to execute this Agreement, except for approvals of the change of directors and change of ownership by the Small Business Administration, Bureau of Alcohol Tobacco and Firearms and the State of California Department of Alcohol Beverage Control.

         e.   Heritage is authorized to execute this Agreement.


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         f.   Execution would not cause a conflict with or default under any other agreements to which Heritage or its shareholders are a party.

         g. Heritage warrants that its financial statements, attached hereto as Exhibit D, are complete and accurate.

         h.   Heritage warrants that it has no undisclosed liabilities.

         i.   With respect to Taxes (as defined below):

              (i) Heritage has filed, within the time and in the manner prescribed by law, all returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed under federal, state, local or any foreign laws by Heritage, and all such Returns are true, correct and complete in all material respects.

              (ii) Heritage has within the time and in the manner prescribed by law, paid all Taxes (as defined below) that are due and payable.

              (iii) Heritage has established on its respective books and records reserves (to be specifically designated as an increase to current liabilities) that are adequate for the payment of all Taxes not yet due and payable.

              (iv)   There are no liens for Taxes upon the assets of Heritage.

              (v) No deficiency for any Taxes has been proposed, asserted or assessed against Heritage or any of its subsidiaries which has not been resolved and paid in full.

              (vi) There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns that have been given by Heritage or any of its subsidiaries.

              (vii) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Returns.

              (viii) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments of whatever kind or nature, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupancy or


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              property taxes, customs duties, fees, assessments or charges of any kind whatsoever (together with any interest and any penalties, additions to tax or additional amounts) imposed by any taxing authority (domestic or foreign) upon or payable by Heritage.

         j. Heritage is not presently in litigation or subject to any claims, except as disclosed in Schedule A annexed hereto.

         k. Heritage has good and valid title to all assets identified in the financial statements, which are not subject to any liens except as disclosed in Schedule A annexed hereto.

3.4      REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDERS.

         Each Selling Shareholder represents and warrants severally, and not jointly, that:


         a. The Heritage Common Stock to be delivered to BrewCo by such Selling Shareholder is free from claims, liens, or other encumbrances.

         b. Such Selling Shareholder has the unqualified right to transfer the Heritage Common Stock to BrewCo.

         c. All legends on the share certificates of the Heritage Common Stock to be delivered by such Selling Shareholder, other than the legend imposed under the Securities Act of 1933, have been lawfully removed or that the transfer to BrewCo under the terms of this Plan of Reorganization are in compliance with such legends.


                                   ARTICLE IV

                                    COVENANTS

4.1      CONDUCT OF BUSINESS OF HERITAGE.  Heritage agrees from the date hereof:

         a.   To provide BrewCo access to Heritage's books and facilities.

         b. To not issue or redeem stock, incur debt or pay or declare dividends without the approval of BrewCo.

         c. To not declare or pay bonuses or incur or pay any other extraordinary item.

         d.   To otherwise conduct its business consistent with past


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practice.

4.2 FINANCIAL STATEMENTS. Heritage must furnish regular financial statements to BrewCo and such further information as BrewCo reasonably requests.

4.4 APPROVAL OF SHAREHOLDERS. Heritage shall recommend to its shareholders approval of this Agreement and mail to its shareholders a transmittal letter in form and substance reasonably satisfactory to BrewCo to be used by such shareholders in forwarding their certificates for surrender and exchange.

4.5 THIRD PARTY CONSENTS. Each party to this Agreement shall use its best efforts to obtain, as soon as reasonably practicable, all permits, authorizations, consents, waivers and approvals from third parties or governmental authorities necessary to consummate this Agreement and the transactions contemplated hereby or thereby.


                                    ARTICLE V

                              CONDITIONS TO CLOSING

5.1 CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligations of each party shall be subject to the fulfillment of all of the following conditions precedent at or prior to the Closing Date:

         a. No statute or regulation enacted which would prevent consummation of this Agreement.

         b. All governmental consents and approvals required to consummate this Agreement have been obtained.

5.2 CONDITIONS TO OBLIGATIONS OF HERITAGE AND SELLING SHAREHOLDERS. The obligations of Heritage and Selling Shareholders are subject to fulfillment of all of the following conditions precedent at or prior to the Closing Date:

         a.   Representations and warranties made by BrewCo are true.

         b. All obligations of BrewCo under this Agreement have been performed.

         c. The Employment Agreements, substantially in the form attached hereto as Exhibit A, shall be executed by BrewCo.

         d. The Continuity of Interest Agreement in substantially the form attached hereto as Exhibit B shall be executed by BrewCo.



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         e.   The Call Option in substantially the form attached hereto as
Exhibit C shall be executed by BrewCo.

5.3 CONDITIONS TO OBLIGATIONS OF BREWCO. The obligations of BrewCo are subject to the fulfillment of all of the following conditions precedent at or prior to the Closing Date:

         a. Representations and warranties made by Heritage and Selling Shareholders are true.

         b. All obligations of Heritage and Selling Shareholders under this Agreement have been performed.

         c. The Employment Agreements, substantially in the form attached hereto as Exhibit A, shall be executed by Controlling Shareholders.

         d. The Continuity of Interest Agreement in substantially the form attached hereto as Exhibit B, shall be fully executed and shall be in full force and effect.


                                   ARTICLE VI

                                 INDEMNIFICATION

6.1 HERITAGE AND CONTROLLING SHAREHOLDER INDEMNIFICATION COVENANTS. John Stoner and Mark Mericle ("Controlling Shareholders") and Heritage shall indemnify, save and keep BrewCo and its affiliates, successors and permitted assigns (the "BrewCo Indemnitees"), harmless against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' fees, disbursements and expenses (collectively, "Damages"), sustained or incurred by any of the BrewCo Indemnitees as a result of, arising out of or by virtue of any misrepresentation, breach of any warranty or representation, or non-fulfillment of any agreement or covenant on the part of Heritage, whether contained in this Agreement or any exhibit or schedule hereto or thereto or any written statement or certificate furnished or to be furnished to BrewCo pursuant hereto or in any closing document delivered by Heritage to BrewCo in connection herewith. Controlling Shareholders shall not be liable for a claim of Damages (under this Section 6.1) which is less than $50,000, nor shall Controlling Shareholders be liable for a claim or claims of Damages to the extent such claim or claims exceeds the Controlling Shareholders' value in their BrewCo Common Stock, whether acquired pursuant to this Agreement or otherwise. Controlling Shareholders' obligations under this Section 6.1, and any other liability hereunder, shall terminate two years from the date hereof.



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6.2      SELLING SHAREHOLDER INDEMNIFICATION COVENANTS.  Each Selling
Shareholder shall indemnify, save and keep the BrewCo Indemnitees, as defined in
Section 6.1, harmless against and from all Damages, as defined in Section 6.1, sustained or incurred by any of the BrewCo Indemnitees as a result of any warranty or representation, or non-fulfillment of any agreement or covenant on the part of such Selling Shareholder, whether contained in this Agreement or any exhibit or schedule hereto or thereto, or any written statement or certificate furnished or to be furnished to BrewCo pursuant hereto or in any closing documents delivered by such Selling Shareholder to BrewCo in connection herewith. Each Selling Shareholder's liability under this Section 6.2, or otherwise under this Agreement, shall terminate two years from the date hereof.


                                   ARTICLE VII

                                  MISCELLANEOUS

7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements made by any party in this Agreement or pursuant hereto shall survive the Agreement and Plan of Reorganization. All claims made by BrewCo by virtue of any such representations, warranties, covenants and agreements shall be made under, and subject to the limitations set forth in, Article III hereof.

7.2 NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered in person or sent by confirmed facsimile, or when received if given by Federal Express or other nationally recognized overnight courier service, or five (5) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, addressed to the applicable party as follows:


         BEVERAGE WORKS, INC.               HERITAGE BREWING COMPANY, INC.
         9800 Sepulveda Blvd.               571-C Crane Street
         Suite 720                          Lake Elsinore, CA 92530
         Los Angeles, CA 90045
         (310) 568-4077 (fax)

Notices to any Selling Shareholder shall sent to such address as set forth next to such Selling Shareholder's name on the signature page herein.

7.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties.

7.4      NON-WAIVER. Failure of a party to insist upon performance of


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terms, covenants or conditions shall not be construed as a subsequent waiver of any such terms, covenants, conditions.

7.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

7.6 SEVERABILITY. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

7.7 GOVERNING LAW. The laws of the State of California shall govern the validity of this Agreement and the construction of its terms.

7.8 BINDING EFFECT; BENEFIT. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

7.9 ASSIGNABILITY. This Agreement shall not be assignable by either party without prior written consent of other party.

         IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization on the date first above written.


                                       BEVERAGE WORKS, INC.


                                       By: /s/ FREDERIK G.M. RODENHUIS
                                           ----------------------------
                                           Frederik G.M. Rodenhuis
                                           President

                                       HERITAGE BREWING COMPANY, INC.


                                       By: /s/ JOHN STONER
                                           ----------------------------
                                           John Stoner
                                           President


                                       SELLING SHAREHOLDERS:

                                                      Number of Heritage
Name                         Address                  Shares Owned


/s/ MARK B. MERICLE                                         82,508
---------------------------  -----------------------  ---------------------
Mark B. Mericle


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/s/ JOHN G. STONER                                             115,512
-----------------------------    ---------------------    ---------------------
John G. Stoner

/s/ JACK STONER                                                 30,000
-----------------------------    ---------------------    ---------------------
Jack Stoner

/s/ PATRICIA STONER
-----------------------------    ---------------------    ---------------------
Patricia Stoner

/s/ JOHN LANGHAS                                                38,000
-----------------------------    ---------------------    ---------------------
John Langhas

/s/ TERRI LANGHAS
-----------------------------    ---------------------    ---------------------
Terri Langhas

/s/ J. LELAND MOTHERSHEAD III                                   10,000
-----------------------------    ---------------------    ---------------------
J. Leland Mothershead III

/s/ JOHN L. MOTHERSHEAD IV                                       7,000
-----------------------------    ---------------------    ---------------------
John L. Mothershead IV

/s/ BENJAMIN HO                                                 10,000
-----------------------------    ---------------------    ---------------------
Benjamin Ho

/s/ CHARLES NOFFLETT                                             5,000
-----------------------------    ---------------------    ---------------------
Charles Nofflett

/s/ CHARLES NOFFLETT                                             5,000
-----------------------------    ---------------------    ---------------------
Adam Nofflett

/s/ STEVEN LEWKOWITZ                                             5,000
-----------------------------    ---------------------    ---------------------
Steven Lewkowitz


-----------------------------    ---------------------    ---------------------
Hein Vinh Phan

/s/ DONALD LEA                                                   5,000
-----------------------------    ---------------------    ---------------------
Donald Lea

/s/ FAY LEA
-----------------------------    ---------------------    ---------------------
Fay Lea


-----------------------------    ---------------------    ---------------------
Jeff S. Mericle

/s/ ANDREW S. MEYER                                              5,000
-----------------------------    ---------------------    ---------------------
Andrew S. Meyer


-----------------------------    ---------------------    ---------------------
Gordon J. Kuhlman



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/s/ GEORGE A. SEDIA                                              5,000
-----------------------------    ---------------------    ---------------------
George A. Sedia

/s/ ARTHUR R. CATHEY                                             5,000
-----------------------------    ---------------------    ---------------------
Arthur R. Cathey

/s/ DANIEL D. ALUSTIZA                                           5,000
-----------------------------    ---------------------    ---------------------
Daniel D. Alustiza

/s/ MARK WILLBURGER                                              4,000
-----------------------------    ---------------------    ---------------------
Mark Willburger

/s/ KATHRYN WILLBURGER
-----------------------------    ---------------------    ---------------------
Kathryn Willburger


-----------------------------    ---------------------    ---------------------
Edward D. Sybesma, Jr.;
APC Employees Pension Plan Trust

/s/ DAVID WALSER                                                31,000
-----------------------------    ---------------------    ---------------------
David Walser


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                                   SCHEDULE A




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                                    EXHIBIT B

                        CONTINUITY OF INTEREST AGREEMENT


         BEVERAGE WORKS, INC. a California corporation ("BrewCo") and the undersigned shareholders ("Controlling Shareholders") of HERITAGE BREWING COMPANY, INC., a California corporation ("Heritage"), hereby enter into this Agreement on November 8, 1995 for the purposes hereinafter set forth.


         WHEREAS, BrewCo, Heritage and Heritage's Shareholders entered into an Agreement and Plan of Reorganization dated as of November 8, 1995 (the "Plan of Reorganization"); and

         WHEREAS, the BrewCo, Controlling Shareholders and Heritage are willing to consummate the Plan of Reorganization only if such transaction will qualify as a tax free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

                  NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

         1. The Controlling Shareholders represent and warrant that they have, and as of the Closing Date will have, no present plan, intention or arrangement to sell, transfer or otherwise dispose of the shares of BrewCo Common Stock to be received in the Plan of Reorganization that would reduce former Heritage shareholders' ownership of BrewCo Common Stock to a number of shares having a value, as of the Closing Date, of less than fifty percent (50%) of the value of all of the issued and outstanding capital stock of Heritage immediately prior to the Closing Date.

         2. The Controlling Shareholders represent that as of the date hereof they own more than fifty percent (50%) of the outstanding shares of Heritage Common Stock.

         3. The Controlling Shareholders agree that prior to the Closing Date, they will not sell, transfer or otherwise dispose of any Heritage Common Stock.

         4. The Controlling Shareholders agree that, for a period of one year after the Closing Date (the "Post-Closing Continuity Period"), they will not sell, transfer or otherwise dispose of an aggregate number of shares of BrewCo Common Stock having a value, as of the date of the Closing Date, of more than fifty percent (50%) of the value of all of the issued and outstanding capital stock of Heritage immediately prior to the Closing Date.

         5. The Controlling Shareholders shall deliver written notice to BrewCo within ten days after disposing of any shares of BrewCo
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Common Stock during the Post-Closing Continuity Period (as permitted by paragraph 4), stating the number of shares disposed of and the manner of disposition.

         6. This Agreement shall be binding upon and shall be enforceable against the successors and assigns of BrewCo.

         7. This Agreement shall not be modified, amended, altered or supplemented except by a written agreement executed by all of the parties hereto.

         8. In the event of the termination of the Plan of Reorganization, this Agreement shall terminate.

         9. This Agreement may be executed in two or more counterparts, each of which together shall constitute one and the same document. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof. The terms used herein have the same meaning as defined in the Plan of Reorganization unless otherwise stated.

         IN WITNESS WHEREOF, the parties hereto have caused this Continuity of Interest Agreement to be duly executed on the date first set forth above.


                                             BEVERAGE WORKS, INC.


                                             By: /s/ FREDERIK G.M. RODENHUIS
                                                 ---------------------------
                                                 Frederik G.M. Rodenhuis
                                                 President


                                             CONTROLLING SHAREHOLDERS



                                             By: /s/ JOHN G. STONER
                                                 ---------------------------
                                                 John G. Stoner



                                             By: /s/ MARK B. MERICLE
                                                 ---------------------------
                                                 Mark B. Mericle


                                       -2-